                                                                EXHIBIT 23.1



     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 5, 1996, except for Note 5, as to which the
date is March 19, 1996, in the Registration Statement (Form S-3 No. 333-       )
and related Prospectus of Toy Biz, Inc. dated July 2, 1996.






New York, N.Y.
July 2, 1996